Exhibit 99.1

LNB Bancorp, Inc. Reports Improved Third Quarter Results

  Third quarter 2008 net income up 9.0 percent from a year ago
  Net interest income increases continue amid national economic crisis
  Solid foundation provides sound financial footing

LORAIN, Ohio--(BUSINESS WIRE)--October 30, 2008--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported net income of $1,823,000 or $.25 per diluted share for the three months ended September 30, 2008, compared with net income of $1,673,000 or $.23 per diluted share reported for the same period a year ago.

“While we struggle as a nation through the worst financial crisis since the Great Depression, LNB is able to report an earnings increase with strong core operating results in the third quarter,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc. Net interest income and noninterest income increased from the second quarter of 2008 as well as the third quarter a year ago.

“Our company continues to be bolstered by the significant strategic investments made over the past three years as well as the important and prudent steps we took last quarter to help cover potential loan losses. The loan loss provision taken in the second quarter has proven to be the right step in light of continued economic pressures,” said Klimas.

“Our third quarter performance demonstrates the strength of our company. Our balance sheet remains strong and the bank continues to remain well-capitalized on all levels,” said Klimas.

“It is difficult to predict when this current economic environment will improve, but we are confident that we have taken appropriate steps to build a solid foundation on which to face these tough times,” said Klimas. “On the national level, we believe that strong measures had to be taken by the government to strengthen the financial services industry. Management and the Board of Directors will continue to carefully consider all of the programs being offered to assist financial institutions in an effort to ensure sound financial footings in the future.”

Third Quarter Performance

Net interest income for the third quarter of 2008 was $8,229,000, a 5.12 percent increase compared to net interest income of $7,828,000 for the third quarter a year ago and higher than the $8,139,000 of net interest income posted in the second quarter of 2008. This strong net interest income performance was accomplished through the bank providing competitive interest rates on both loan and deposit products to customers, while maintaining a healthy balance sheet.

Net interest margin was 3.24 percent in the third quarter this year, compared to 3.31 percent in the third quarter a year ago as well as the second quarter 2008.

Noninterest income was $3,158,000 for the third quarter of 2008, up 5.13 percent from $3,004,000 in the same quarter a year ago and $3,154,000 in the second quarter of 2008. The second quarter of 2008 included $217,000 from the redemption of bank owned life insurance. Income from deposit service charges and other fees continue to be strong.

Noninterest expense was $8,498,000 in the third quarter of 2008, compared to $8,334,000 for the same period in 2007, but down from $8,840,000 in the second quarter of 2008. Other real estate owned expense was $285,000 in the third quarter of 2008 representing a substantial increase over the third quarter of 2007. Salaries and employee benefits expense declined 6.72 percent in the third quarter of 2008 compared to the third quarter a year ago. Expense management continues to be a major emphasis of the company.

In terms of asset quality, the allowance for loan losses at September 30, 2008 was $11,355,000 or 1.43 percent of outstanding loans, due in part to the increased loan loss provision taken in the second quarter of 2008. Net charge-offs for the third quarter of 2008 were $990,000, down from $1,094,000 in the third quarter a year ago, but up from $790,000 during the second quarter of 2008. The allowance to nonperforming loans declined from 72.66 percent in the third quarter of 2007 to 65.09 percent in the third quarter of 2008. The allowance to nonperforming loans in the second quarter of 2008 was 76.96 percent.

Total assets at the end of the third quarter 2008 were $1.1 billion, compared to $1.0 billion at the end of the third quarter of 2007. Total portfolio loans at September 30, 2008 were $793,542,000, up from $728,624,000 at September 30, 2007. Total deposits at the end of the third quarter this year were $895,662,000, up from $834,323,000 at the end of last year’s third quarter.

Nine-month Results

For the first nine months of 2008, net income was $2,135,000, or $.29 per diluted share, compared with $3,844 or $.56 per diluted share for the same period a year ago. Net interest income was $23,888,000 for the first nine months of 2008, compared to $21,855,000 in the first nine months of 2007.

Noninterest income was $9,646,000 for the nine months ended September 30, 2008, a 14.48 percent increase from the $8,426,000 for the first nine months of 2007.

For the first nine months of 2008, noninterest expense was $25,860,000, compared with $23,701,000 for the first nine months of 2007. During the first quarter of this year, a special shareholders meeting was held at the request of a shareholder of the Corporation which added additional expense, net of tax, of approximately $572,000.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.1 billion financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 21 retail-banking locations and 29 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, changes in trade, monetary or fiscal policy, continued disruption in the fixed income markets, adverse capital markets conditions, continued disruption in the housing markets and related conditions in the financial markets, inflation, changes in government, regulatory practices, requirements or expectations and changes in general economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, particularly in light of the recent consolidation of competing financial institutions, as well as the risks and uncertainties described from time to time in LNB Bancorp’s reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
END OF PERIOD BALANCES
Assets	$1,109,501	$1,072,974	$1,019,197	$1,109,501	$1,019,197
Deposits	895,662	861,202	834,323	895,662	834,323
Portfolio loans	793,542	769,785	728,624	793,542	728,624
Allowance for loan losses	11,355	11,874	7,951	11,355	7,951
Shareholders' equity	80,340	78,747	81,340	80,340	81,340

AVERAGE BALANCES
Assets:
Total assets	$1,082,869	$1,065,623	$1,019,758	$1,064,967	$932,543
Earning assets	1,010,388	987,829	937,937	989,045	862,483
Securities	219,642	223,139	200,084	218,246	179,786
Portfolio loans	790,746	764,690	737,853	763,577	682,697
Liabilities and shareholders' equity:
Total deposits	$870,622	$864,217	$820,578	$863,643	$771,806
Interest bearing deposits	783,264	777,357	734,185	777,790	688,089
Interest bearing liabilities	907,753	885,878	841,952	885,453	763,745
Total shareholders' equity	79,292	82,898	81,964	83,532	76,455

INCOME STATEMENT
Net interest income	$8,229	$8,139	$7,828	$23,888	$21,855
Net interest income-FTE (1)	8,342	8,244	7,927	24,202	22,137
Provision for loan losses	471	4,664	441	5,609	1,677
Noninterest income	3,158	3,154	3,004	9,646	8,426
Noninterest expense	8,498	8,840	8,334	25,860	23,701
Taxes	595	(1,076)	384	(70)	1,059
Net income (loss)	1,823	(1,135)	1,673	2,135	3,844
Total revenue	11,387	11,293	10,832	33,534	30,281

PER SHARE DATA
Basic net income (loss) per common share	$0.25	$(0.16)	$0.23	$0.29	$0.56
Diluted net income (loss) per common share	0.25	(0.16)	0.23	0.29	0.56
Cash dividends per common share	0.09	0.18	0.18	0.45	0.54
Basic average common shares outstanding	7,295,663	7,295,663	7,295,663	7,295,663	6,889,953
Diluted average common shares outstanding	7,295,663	7,295,663	7,295,663	7,295,663	6,889,953

KEY RATIOS
Return on average assets (2)	0.67%	-0.43%	0.65%	0.27%	0.55%
Return on average common equity (2)	9.15%	-5.51%	8.10%	3.41%	6.72%
Efficiency ratio	73.90%	77.56%	76.24%	76.40%	77.55%
Noninterest expense to average assets (2)	3.12%	3.34%	3.24%	3.24%	3.40%
Average equity to average assets	7.32%	7.78%	8.04%	7.84%	8.20%
Net interest margin	3.24%	3.31%	3.31%	3.23%	3.39%
Net interest margin (FTE) (1)	3.28%	3.36%	3.35%	3.27%	3.43%

ASSET QUALITY
Nonperforming loans	$17,445	$15,428	$10,942	$17,445	$10,942
Other real estate owned	1,799	2,351	3,053	1,799	3,053
Total nonperforming assets	19,244	17,779	13,995	19,244	13,995
Net Charge Offs	990	790	1,094	1,084	1,530
Total nonperforming loans to total loans	2.20%	2.00%	1.50%	2.20%	1.50%
Total nonperforming assets to total assets	1.73%	1.66%	1.37%	1.73%	1.37%
Net charge-offs to average loans (2)	0.50%	0.42%	0.59%	0.19%	0.30%
Allowance for loan losses	1.43%	1.54%	1.09%	1.43%	1.09%
Allowance to nonperforming loans	65.09%	76.96%	72.66%	65.09%	72.66%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

Consolidated Balance Sheets

	September 30, 2008	December 31, 2007
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$45,665	$23,523
Interest-bearing deposits in other banks	350	100
Securities: (Note 5)
Trading securities, at fair value	33,559	33,402
Available for sale, at fair value	172,087	179,324
Federal Home Loan Bank and Federal Reserve Stock	4,839	4,579
Total securities	210,485	217,305
Loans held for sale	5,677	4,724
Loans:
Portfolio loans	793,542	753,598
Allowance for loan losses	(11,355)	(7,820)
Net loans	782,187	745,778
Bank premises and equipment, net	12,408	13,328
Other real estate owned	1,799	2,478
Bank owned life insurance	15,499	15,487
Goodwill, net	21,570	21,570
Intangible assets, net	1,176	1,280
Accrued interest receivable	4,186	4,074
Other assets	8,499	6,998
Total Assets	$1,109,501	$1,056,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$90,912	$88,812
Savings, money market and interest-bearing demand	308,221	331,306
Certificates of deposit	496,529	436,823
Total deposits	895,662	856,941
Short-term borrowings	29,876	42,105
Federal Home Loan Bank advances	73,857	44,207
Junior subordinated debentures	20,620	20,620
Accrued interest payable	3,560	4,620
Accrued taxes, expenses and other liabilities	5,586	5,499
Total Liabilities	1,029,161	973,992

Shareholders' Equity
Common stock, par value $1 per share, authorized 15,000,000 shares, issued 7,623,857 shares at September 30, 2008 and December 31, 2007	7,624	7,624
Preferred Shares, Series A Voting, no par value, authorized 750,000 shares, none issued at September 30, 2008 and December 31, 2007.		-
Additional paid-in capital	37,745	37,712
Retained earnings	41,079	42,951
Accumulated other comprehensive income (loss)	(16)	458
Treasury shares at cost, 328,194 shares at September 30, 2008 and December 31, 2007	(6,092)	(6,092)
Total Shareholders' Equity	80,340	82,653
Total Liabilities and Shareholders' Equity	$1,109,501	$1,056,645

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$11,976	$13,437	$36,514	$36,610
Securities:
U.S. Government agencies and corporations	1,861	2,148	5,795	5,310
State and political subdivisions	203	157	551	443
Trading securities	209	-	738	-
Other debt and equity securities	82	78	214	204
Federal funds sold and short-term investments	54	51	130	338
Total interest income	14,385	15,871	43,942	42,905

Interest Expense
Deposits	5,135	6,705	17,041	18,436
Federal Home Loan Bank advances	646	635	1,769	1,235
Short-term borrowings	93	347	354	812
Trust preferred securities	282	356	890	567
Total interest expense	6,156	8,043	20,054	21,050
Net Interest Income	8,229	7,828	23,888	21,855
Provision for Loan Losses	471	441	5,609	1,677
Net interest income after provision for loan losses	7,758	7,387	18,279	20,178

Noninterest Income
Investment and trust services	441	547	1,560	1,593
Deposit service charges	1,258	1,239	3,559	3,457
Other service charges and fees	704	605	2,030	1,706
Income from bank owned life insurance	154	182	735	531
Other income	67	128	736	273
Total fees and other income	2,624	2,701	8,620	7,560
Securities gains (losses), net	223	2	506	261
Gains on sale of loans	298	277	642	546
Gains (losses) on sale of other assets, net	13	24	(122)	59
Total noninterest income	3,158	3,004	9,646	8,426

Noninterest Expense
Salaries and employee benefits	3,828	4,104	11,467	11,862
Furniture and equipment	1,049	952	3,080	2,566
Net occupancy	556	593	1,816	1,683
Outside services	522	488	1,996	1,317
Marketing and public relations	247	321	829	936
Supplies, postage and freight	408	353	1,092	986
Telecommunications	189	232	635	623
Ohio Franchise tax	225	188	670	604
Intangible asset amortization	36	57	104	133
Other real estate owned	285	58	892	305
Electronic banking expenses	237	150	747	593
Loan and collection expense	256	236	716	644
Other expense	660	602	1,816	1,449
Total noninterest expense	8,498	8,334	25,860	23,701
Income before income tax expense	2,418	2,057	2,065	4,903
Income tax expense (benefit)	595	384	(70)	1,059
Net Income (Loss)	$1,823	$1,673	$2,135	$3,844
Net Income (Loss) Per Common Share
Basic	$0.25	$0.23	$0.29	$0.56
Diluted	0.25	0.23	0.29	0.56
Dividends declared	0.09	0.18	0.45	0.54
Average Common Shares Outstanding
Basic	7,295,663	7,295,663	7,295,663	6,889,953
Diluted	7,295,663	7,295,663	7,295,663	6,889,953

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643